As filed with the Securities and Exchange Commission on April 18, 2007
Registration No. 333-142057

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NORTHSTAR REALTY FINANCE CORP.
(Exact Name of Registrant as Specified in Its Governing Instruments)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	11-3707493 (IRS Employer Identification Number)
527 Madison Avenue, 16th Floor
New York, New York 10022
Telephone: (212) 319-8801
(Address, including Zip Code and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)
——————————
Albert Tylis, Esq.
Executive Vice President & General Counsel
NorthStar Realty Finance Corp.
527 Madison Avenue, 16th Floor
New York, New York 10022
Telephone: (212) 319-8801
(Name, Address, including Zip Code and Telephone Number,
including Area Code, of Agent for Service)
——————————
Copies to:
William G. Farrar, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 Telephone: (212) 558-4000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐____________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.☐____________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐
——————————
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2) (4)
Common stock, par value $.01 per share (3)	15,000,000	14.46	216,900,000	23,208.30

(1)	Pursuant to Rule 457(c), the offering price is computed on the basis of the average high and low prices of the common stock, as reported by the New York Stock Exchange on April 10, 2007.
(2)	Calculated pursuant to Rule 457(o).
(3)	Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.
(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

NorthStar Realty Finance Corp. (the “Company”) is filing this pre-effective amendment number 1 to its Registration Statement on Form S-3 (File No. 333-142057) (the “Registration Statement”) solely to add language to the facing page of the Registration Statement to the effect that the Company is delaying the effective date of the Registration Statement until the Company shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine. Accordingly, the prospectus included in the Registration Statement is not included in this pre-effective amendment number 1.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an itemized statement of estimated expenses to be paid by the registrant in connection with the issuance and sale of the securities being registered under this registration statement.

Amount to be Paid
SEC registration fee	$23,209
NYSE listing fee	$72,000
Legal fees and expenses	$20,000
Accounting fees and expenses	$30,000
Printing fees	$5,000
Miscellaneous	$2,791
Total	$153,000

Item 15. Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Company’s charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate the Company to indemnify any present or former director or officer or any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The Company’s bylaws obligate the Company, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company.

Maryland law requires a corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met. The charter and bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or its predecessors.

The Company has entered into indemnification agreements with each of its directors and executive officers which require that it indemnify such directors and officers to the maximum extent permitted by Maryland law and that it pay such persons’ expenses in defending any civil or criminal proceeding in advance of final disposition of such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16. Exhibits

Exhibit Number	Description
3.1
Articles of Amendment and Restatement of NorthStar Realty Finance Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-114675)).

3.2
Articles Supplementary Classifying NorthStar Realty Finance Corp.’s 8.75% Series A Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.2 to the NorthStar Realty Finance Corp. Registration Statement on Form 8-A filed on September 14, 2006).

3.3
Articles Supplementary Classifying NorthStar Realty Finance Corp.’s 8.25% Series B Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.2 to the NorthStar Realty Finance Corp. Registration Statement on Form 8-A filed on February 7, 2007).

3.4	Bylaws of NorthStar Realty Finance Corp. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-114675)).
3.5	Amendment No. 1 to the Bylaws of NorthStar Realty Finance Corp (incorporated by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K filed on April 27, 2005).
4.1	Form of Certificate for common stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-114675)).
5.1	Validity Opinion of Venable LLP.*
8.1	Tax Opinion of Hunton & Williams LLP.*
23.1	Consent of Venable (included in Exhibit 5.1).*
23.2	Consent of Hunton & Williams (included in Exhibit 8.1).*
23.3	Consent of Grant Thornton LLP.*
24.1	Powers of Attorney (included on Signature page).*
__________________
* Previously filed on April 11, 2007.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(i)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date it is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or the prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer to sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of either of the undersigned registrants or used or referred to by either of the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on April 18, 2007.

NORTHSTAR REALTY FINANCE CORP.

By:   /s/ Albert Tylis
Name:  Albert Tylis
Title:    Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Chief Executive Officer, President and	April 18, 2007
David T. Hamamoto	Director (Principal Executive Officer)

*	Chief Financial Officer and Treasurer	April 18, 2007
Andrew C. Richardson	(Principal Financial Officer)

*	Chief Accounting Officer	April 18, 2007
Lisa Meyer	(Principal Accounting Officer)

*	Chairman of the Board of Directors	April 18, 2007
W. Edward Scheetz

*	Director	April 18, 2007
William V. Adamski

*	Director	April 18, 2007
Preston Butcher

*	Director	April 18, 2007
Judith A. Hannaway

*	Director	April 18, 2007
Wesley D. Minami

*	Director	April 18, 2007
Louis J. Paglia

*	Director	April 18, 2007
Frank V. Sica

* By: /s/ Albert Tylis
Albert Tylis
Attorney-in-fact for the persons indicated

EXHIBIT INDEX

Exhibit Number	Description
3.1
Articles of Amendment and Restatement of NorthStar Realty Finance Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-114675)).

3.2
Articles Supplementary Classifying NorthStar Realty Finance Corp.’s 8.75% Series A Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.2 to the NorthStar Realty Finance Corp. Registration Statement on Form 8-A filed on September 14, 2006).

3.3
Articles Supplementary Classifying NorthStar Realty Finance Corp.’s 8.25% Series B Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.2 to the NorthStar Realty Finance Corp. Registration Statement on Form 8-A filed on February 7, 2007).

3.4	Bylaws of NorthStar Realty Finance Corp. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-114675)).
3.5	Amendment No. 1 to the Bylaws of NorthStar Realty Finance Corp (incorporated by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K filed on April 27, 2005).
4.1	Form of Certificate for common stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-114675)).
5.1	Validity Opinion of Venable LLP.*
8.1	Tax Opinion of Hunton & Williams LLP.*
23.1	Consent of Venable (included in Exhibit 5.1).*
23.2	Consent of Hunton & Williams (included in Exhibit 8.1).*
23.3	Consent of Grant Thornton LLP.*
24.1	Powers of Attorney (included on Signature page).*
__________________
* Previously filed on April 11, 2007.